SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2002

3DFX INTERACTIVE, INC.
(Exact name of registrant as specified in charter)

California (State or other jurisdiction of incorporation)	000-22651 (Commission File Number)	77-0390421 (IRS Employer Identification No.)

P. O. Box 60486
Palo Alto, California 94306
(Address of principal executive offices)

(408) 935-4400
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On May 2, 2002, 3dfx Interactive, Inc., a California corporation (“3dfx”), filed a Notification of Late Filing on Form 12b-25 relating to its Annual Report on Form 10-K for the fiscal year ended January 31, 2002. 3dfx will be unable to file the Form 10-K within 15 days from the prescribed due date as 3dfx is continuing to analyze the appropriate accounting treatment to be afforded certain contingent liabilities. This analysis has also resulted in a delay in the commencement of the audit of 3dfx’s financial statements. Management is working diligently to complete the Form 10-K for filing with the Securities and Exchange Commission as soon as reasonably practicable.

     Because of its failure to timely file its Form 10-K, 3dfx does not meet the “adequate current public information” requirement contained in Rule 144(c) promulgated under the Securities Act of 1933, as amended, and some of 3dfx’s shareholders may not rely on Rule 144 or 145 for the resale of shares of common stock until 3dfx files the Form 10-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2002

3DFX INTERACTIVE, INC.

By:	/s/ RICHARD A. HEDDLESON

Richard A. Heddleson Chief Financial Officer

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